UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 22, 2020

GoDaddy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36904	46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14455 N. Hayden Road

Scottsdale, Arizona 85260

(Address of principal executive offices, including zip code)

(480) 505-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	GDDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

GoDaddy Inc. (the “Company”) implemented a restructuring plan (the “Plan”) to address the sustainability of its U.S. outbound sales and operations. Management does not expect the restructuring to have a material incremental impact to revenue, beyond the headwinds in impacted areas of the business that have been previously disclosed. The Company expects the Plan to be substantially complete by the third quarter of 2020.

The Company estimates it will incur approximately $15 million of pre-tax restructuring charges substantially all of which represents future cash expenditures for the payment of severance and related benefit costs.

As part of this restructuring, the Company has determined that certain lease assets with a book value of approximately $58 million are impaired. At the time of this filing, the Company has not been able to make a good faith estimate of the range of potential impairment but does expect a portion of this book value to be impaired. The Company will disclose the amount of this impairment in its second quarter Form 10-Q.

Item 2.06.	Material Impairments

The disclosure set forth in Item 2.05 above is hereby incorporated by reference into this Item 2.06.

Item 7.01	Regulation FD Disclosure

On June 24, 2020, the Company issued a press release titled “GoDaddy Sees Continued Strength in Overall Business” that announced that the Company expects second quarter revenue to exceed previously issued guidance of $790 million by approximately 1%. A copy of this release is filed as Exhibit 99.1 hereto. The Company expects to release financial results for the second quarter ended June 30, 2020 in early August 2020.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements regarding the Company’s future financial and operating performance and the Company’s expected costs related to restructuring and related charges, including the timing of such charges. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 as filed with the SEC, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 that will be subsequently filed, and additional risks related. The forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release, dated June 24, 2020, titled “GoDaddy Sees Continued Strength in Overall Business”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date: June 24, 2020	/s/ Nima Kelly
Nima Kelly
Chief Legal Officer